UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The information provided in Item 2.01 below is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets

Bronco Billy's Acquisition

As previously reported, on September 27, 2015, Full House Resorts, Inc., through its newly formed subsidiary FHR-Colorado LLC (collectively, the "Company"), entered into an asset purchase agreement (the "Purchase Agreement") with Pioneer Group, Inc. ("Seller") to acquire the operating assets and to assume certain liabilities of Bronco Billy's Casino and Hotel ("Bronco Billy's") in Cripple Creek, Colorado (the "Transaction"). On May 13, 2016, the Company completed the Transaction for an aggregate purchase price of approximately $30.0 million before working capital reductions and certain other adjustments of $1.6 million (or $28.4 million net of such adjustments) in cash, subject to a potential post-closing working capital adjustment. Concurrent with the closing of the Transaction, the Company refinanced its outstanding first and second lien debt. The Company funded the adjusted purchase price primarily through a $35.0 million increase in the size of its second lien credit facility. The Company and Seller made customary representations and warranties, which generally survive for a period of twelve months following the closing of the Transaction. Subject to certain limitations, the parties have rights to indemnification for breaches of representations and warranties, non-performance of their respective covenants, and third party claims. Ten percent of the adjusted purchase price was escrowed to secure Seller's indemnification obligations under the Purchase Agreement to the Company.

Amended First Lien Credit Facility

On May 13, 2016, the Company entered into an amended and restated first lien credit agreement (the "Amended First Lien Credit Facility") with Capital One Bank, N.A. and the other lenders thereto, which includes an outstanding term loan of $45.0 million and a revolving loan of $2.0 million, none of which was drawn at closing. The Amended First Lien Credit Facility matures on May 13, 2019, and requires (i) monthly interest payments, and (ii) quarterly principal payments in the amount of $562,500 until May 13, 2018 and $843,750 thereafter. There is no prepayment premium. Interest accrues at the greater of LIBOR or 1.0%, plus a margin rate of 3.75%. The margin rate will increase by (i) 50 basis points if the Company does not refinance the Amended First Lien Credit Facility by May 13, 2017, and (ii) 50 basis points if the Company does not raise at least $5.0 million in equity proceeds for growth capital projects by May 13, 2017. The Amended First Lien Credit Facility is secured by substantially all of the assets of the Company and is guaranteed by its wholly owned subsidiaries. The Company must maintain certain financial covenants, including (i) a total leverage ratio of no greater than 5.875x at closing with stepdowns, (ii) a first lien leverage ratio of no greater than 2.75x at closing with stepdowns, and (iii) a fixed charge ratio equal to at least 1.10x, each measured against Adjusted EBITDA (as defined therein). In addition, the Company must invest at least 1.5%, and no more than 5.0%, of its prior-year revenues in annual capital expenditures. The Amended First Lien Credit Facility contains other customary covenants that are generally consistent with those set forth in the prior first lien credit agreement.

Amended Second Lien Credit Facility

On May 13, 2016, the Company entered into an amended and restated second lien credit agreement (the "Amended Second Lien Credit Facility" and together with the Amended First Lien Credit Facility, the "Credit Facilities") with ABC Funding, LLC, as agent, and the other lenders thereto, which includes an outstanding term loan of $55.0 million (including the $35.0 million increase). Interest payments are due monthly. The Amended Second Lien Credit Facility matures on the earlier of (i) May 13, 2022, or (ii) six months following the maturity date of the Amended First Lien Credit Facility. Interest accrues at a rate between 12.5% and 13.5% depending on the total leverage of the Company. The prepayment premium is 3.0% of the total principal amount until May 13, 2017, 2.0% until May 13, 2018, 1.0% until May 13, 2019, and no prepayment premium thereafter. The Amended Second Lien

Credit Facility is secured by substantially all of the assets of the Company and guaranteed by its wholly owned subsidiaries. The Amended Second Lien Credit Facility is subordinate to the lien of the First Lien Credit Facility. The Company must maintain certain financial covenants, including (i) a total leverage ratio no greater than 6.125x at closing with stepdowns, (ii) a first lien leverage ratio no greater than 3.0x at closing with stepdowns, and (iii) a fixed charge ratio at least equal to 1.00x, each measured against Adjusted EBITDA (as defined therein). The Amended Second Lien Credit Facility contains other customary covenants that are generally consistent with those set forth in the prior second lien credit agreement. In addition, the Company granted the second lien lenders warrants representing 5.0% of the outstanding common equity of the Company, as determined on a fully-diluted basis. The exercise price of the warrants is determined by calculating the volume-weighted average price of the Company's common stock for the period beginning 30 trading days prior to the grant date and continuing through 30 trading days after the grant date. The warrants expire on May 13, 2026. The warrant provides the second lien lenders with pre-emptive rights to maintain their 5.0% ownership interest in the Company. The warrants also include information rights, put rights, piggyback registration rights and mandatory registration rights after two years.

The foregoing summaries of the Purchase Agreement and the Credit Facilities do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement (previously filed) and the Credit Facilities, respectively, which will be filed as exhibits in an amendment to this Current Report on Form 8-K, within four business days of the date hereof, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet
Arrangement of a Registrant

The information provided in Item 2.01 above is incorporated herein by reference.

Item 3.02    Unregistered Sale of Equity Securities

The information provided in Item 2.01 above is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On May 13, 2016, the Company issued a press release announcing the closing under the Transaction and the refinancing of its first and second lien credit facilities, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

(a)	Financial statements of business acquired

Any financial statements required by this Item 9.01(a) will be filed as an amendment to this Current Report on Form 8-K no later than July 29, 2016.

(b)	Pro forma financial information

Any pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K no later than July 29, 2016.

(d)	Exhibits*

2.1
Purchase and Sale Agreement, dated as of September 27, 2015, between Pioneer Group, Inc. and FHR-Colorado LLC** (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K/A filed on October 5, 2015)

	99.1	Press release of the Company dated May 13, 2016

*    The Company will file the material agreements relating to the Credit Facilities as exhibits in an amendment to this Current Report on Form 8-K within four business days of the date hereof.

**     Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of the omitted schedules and exhibits is included in the table of contents of the Purchase Agreement. The registrant agrees to furnish a supplemental copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2- of the Securities Exchange Act of 1934 for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 13, 2016	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX*

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated as of September 27, 2015, between Pioneer Group, Inc. and FHR-Colorado LLC** (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K/A filed on October 5, 2015)

99.1	Press Release of the Company dated May 13, 2016

*    The Company will file the material agreements relating to the Credit Facilities as exhibits in an amendment to this Current Report on Form 8-K within four business days of the date hereof.

**     Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of the omitted schedules and exhibits is included in the table of contents of the Purchase Agreement. The registrant agrees to furnish a supplemental copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2- of the Securities Exchange Act of 1934 for any schedule or exhibit so furnished.